UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Rosetta Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ROSETTA RESOURCES INC.

717 Texas, Suite 2800

Houston, Texas 77002

May 5, 2006

Dear Rosetta Stockholder:

I am pleased to invite you to Rosetta’s Annual Meeting of Stockholders. The meeting will be held at the Hilton Americas—Houston (1600 Lamar, Houston, Texas 77010) on Wednesday, June 14, 2006, at 10:00 a.m., local Houston time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy and returning it at your earliest convenience.

At the meeting, you and the other stockholders will elect five directors to Rosetta’s Board of Directors as described in the accompanying Proxy Statement. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. The past ten months have been exciting for everyone here at Rosetta. We completed our acquisition of Calpine Corporation’s domestic oil and natural gas business in July 2005 and became a public company in February 2006. Everybody in our organization has worked extremely hard to build a foundation for a great company. We are excited about Rosetta’s future and appreciate your support as a stockholder.

I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board.

We hope you can join us on June 14th. Whether or not you can attend personally, it is important that your shares are represented at the meeting. Please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Sincerely,

B.A. (Bill) Berilgen

Chairman of the Board, President and

Chief Executive Officer

ROSETTA RESOURCES INC.

717 Texas, Suite 2800

Houston, TX 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 14, 2006

To the Stockholders of

Rosetta Resources Inc.:

The annual meeting of stockholders of ROSETTA RESOURCES INC., a Delaware corporation (the “Company”), will be held on Wednesday, June 14, 2006, at 10:00 a.m., local Houston Time, at the Hilton Americas—Houston (1600 Lamar, Houston, Texas 77010), for the following purposes:

1.	To elect the members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders; and

2.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 27, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.

A record of the Company’s activities during 2005 and its financial statements for the fiscal year ended December 31, 2005 are contained in the Company’s 2005 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.

All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided. If a stockholder who has returned a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors of

ROSETTA RESOURCES INC.

Michael J. Rosinski

Executive Vice President, Chief Financial Officer,

Secretary, and Treasurer

Houston, Texas

May 5, 2006

i

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:	We, the Board of Directors of Rosetta Resources Inc., are sending you this proxy statement in connection with our solicitation of proxies for use at Rosetta’s 2006 Annual Meeting of Stockholders. Certain directors, officers and employees of Rosetta or American Stock Transfer & Trust Company also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:	Who is paying for this solicitation?

A:	Rosetta will pay for the solicitation of proxies, including the cost of preparing and mailing this proxy statement. Rosetta also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Rosetta stock. No additional fee beyond the $2,500 monthly fee paid to AST to act as Rosetta’s transfer agent, together with AST’s out-of-pocket expenses, will be paid to AST.

Q:	What am I voting on?

A:	The election of B.A. Berilgen, Richard W. Beckler, Donald D. Patteson, Jr., D. Henry Houston, and G. Louis Graziadio to the Board of Directors.

Q:	Who can vote?

A:	Stockholders as of the close of business on April 27, 2006 are entitled to vote at the annual meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person – by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the director nominees.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Rosetta and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit Rosetta to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the Board (which is not currently anticipated). Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:	How many shares can vote?

A:	As of the record date, April 27, 2006, Rosetta had outstanding 50,650,350 shares of common stock. Each share of common stock is entitled to one (1) vote.

Q:	What happens if I withhold my vote for an individual director?

A:	Because the individual directors are elected by a plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

ii

Q:	Can I vote on other matters?

A:	We do not expect any other matter to come before the meeting. If any other matter is presented at the annual meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Q:	When are stockholder proposals due for the annual stockholders meeting in 2007?

A:	To be considered for inclusion in the proxy statement for Rosetta’s 2007 annual meeting, a stockholder proposal must be received at Rosetta’s offices no later than January 5, 2007. A stockholder proposal submitted outside the processes of Rule 14a-8 of the SEC, if received by Rosetta after February 28, 2007, will be considered untimely for presentation at Rosetta’s 2007 annual meeting of stockholders.

Q:	How can I communicate directly with a Rosetta director?

A:	Stockholders and other interested parties may contact any member of our Board or Committee thereof via U.S. mail, by addressing any correspondence to the Board, the applicable Committee, the non-management directors as a group or any individual director by either name or title, in care of Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, Texas 77002; Attn: Corporate Secretary. In the case of communications addressed to the non-management directors, the Corporate Secretary will send appropriate stockholder communications to the chairman of the audit committee. In the case of communications addressed to a committee of the Board, the Corporate Secretary will send appropriate stockholder communications to the chairman of such committee.

iii

ROSETTA RESOURCES INC.

717 Texas, Suite 2800

Houston, TX 77002

PROXY STATEMENT

For Annual Meeting of Stockholders

To Be Held on June 14, 2006

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Rosetta Resources Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company to be held at 10:00 a.m., local Houston time on Wednesday, June 14, 2006, at the Hilton Americas—Houston (1600 Lamar, Houston, Texas 77010), and at any adjournment or postponement thereof. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to stockholders of the Company is May 5, 2006.

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of the Board of Directors unless otherwise indicated. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Michael J. Rosinski, Secretary, Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, Texas 77002, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

Only holders of record of the Company’s common stock at the close of business on April 27, 2006, the record date for the meeting, are entitled to notice of and to vote at the meeting. On that date, Rosetta had outstanding 50,650,350 shares of common stock, each of which is entitled to one vote.

Voting Procedures and Tabulation

Holders of record of common stock of the Company may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope. Stockholders whose shares of common stock of the Company are held in the name of a bank, broker or other holder of record (that is, “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.

Rosetta will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for, or withheld from, each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the NASDAQ Marketplace Rules, brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of the 2006 annual meeting, routine items include the election of directors. In instances where brokers are prohibited from exercising discretionary authority and no instructions are received from beneficial owners with respect to such item (so-called “broker non-votes”), the shares they hold will not be considered part of the voting power present and, therefore, will have no effect on the vote.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

Board of Directors

Our Board of Directors currently consists of four directors. Three of our four Board members (all members other than Mr. Berilgen) meet the independence criteria under SEC rules and under the NASDAQ Marketplace Rules. Our Board will continue to evaluate possible candidates to increase the size of our Board. Each of our Board members serves a one-year term or until such Board member’s successor is duly elected to serve on our Board.

In addition, our bylaws provide that the authorized number of directors, which shall constitute the whole Board of Directors, may be changed by resolution duly adopted by the Board of Directors. Any additional directorships resulting from an increase may be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

During 2005, our Board met four times and acted by unanimous written consent two times. Each of the directors attended all of the meetings of the Board. Each director attended at least 75% of the meetings of the Board of Directors and its committees of which such director was a member during the past fiscal year.

Committees of the Board

Our Board of Directors has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Although we are not required to have a separate Compensation Committee, we have determined that it is in the best interests of the Company to maintain an independent Compensation Committee.

Messrs. Beckler, Patteson, and Houston serve on our Audit Committee, all of whom are “independent” under the listing standards of The NASDAQ National Market and Securities and Exchange Commission rules. Mr. Houston, chairman of the Audit Committee, is an “Audit Committee financial expert,” as defined under the rules of the SEC. The Audit Committee recommends to the Board of Directors the independent registered public accounting firm to audit our financial statements and oversees the annual audit. The Audit Committee also approves any other services provided by public accounting firms. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function. The Audit Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and the Board of Directors have established. In doing so, it will be the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee and our independent registered public accounting firm, the internal accounting function and management of the Company. Additionally, the Audit Committee will provide oversight to the process of determining our estimated reserves and will utilize independently engaged experts as necessary.

Our Audit Committee met three times during 2005. Each member of the Audit Committee was present at all meetings. See the report of the Audit Committee in this proxy statement. A copy of our Audit Committee’s adopted charter is attached hereto as Appendix A.

Messrs. Beckler, Patteson, and Houston serve on the Compensation Committee of our Board. The Chairman is Mr. Patteson. The Compensation Committee reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers our 2005 Long-Term Incentive Plan, as amended. Under the Compensation Committee charter, the Compensation Committee will determine the compensation of our CEO. Our Compensation Committee met once during 2005. Each member of the Compensation Committee was present at all meetings. See the report of the Compensation Committee in this Proxy Statement. A copy of our Compensation Committee’s adopted charter is attached hereto as Appendix B.

Messrs. Beckler, Patteson, and Houston, all of whom are “independent” under the listing standards of The NASDAQ National Market and Securities and Exchange Commission rules, serve on the Nominating and Corporate Governance Committee of our Board of Directors. The Chairman is Mr. Beckler. The Nominating and Corporate Governance Committee assists our Board of Directors by identifying individuals qualified to become members of our Board of Directors, consistent with its approved criteria, recommending director nominees for election at the annual meeting of our shareholders or for appointment to fill vacancies, and advising our Board of Directors about the appropriate composition of our Board of Directors and its committees. The Committee also develops and recommends to our Board of Directors corporate governance principles and practices and assists in its implementing them. The Nominating and Corporate Governance Committee is to conduct a regular review of our corporate governance principles and practices and to recommend to our Board of Directors any additions, amendments or other changes. The Nominating and Corporate Governance Committee is to evaluate and make an annual report concerning the performance of our Board of Directors, the Nominating and Corporate Governance Committee’s performance and our senior management’s performance with respect to corporate governance matters. Our Nominating and Corporate Governance Committee was established effective on December 29, 2005. Our Nominating and Corporate Governance Committee did not meet in 2005. A copy of our Nominating and Corporate Governance Committee’s adopted charter is attached hereto as Appendix C.

Corporate Governance Guidelines and Code of Ethics

We are committed to integrity, reliability and transparency in our disclosures to the public. On August 1, 2005, our Board of Directors adopted Guidelines for Publicity and Public Affairs Activities. On August 1, 2005, our Board of Directors also adopted a Code of Business Conduct and Ethics. Additionally, on September 27, 2005, our Board of Directors adopted the following as a part of our corporate governance: a Mission Statement and Values, a Code of Business Conduct and Ethics, Environmental, Health and Safety Mission Statement, Policy and Process. All of the foregoing are attached as Appendix D and are posted on our website at www.rosettaresources.com along with our committee charters. These documents will also be available in print to any shareholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

Director Independence. The standards applied by the Board of Directors in affirmatively determining whether a director is “independent” in compliance with the listing standards of the NASDAQ, generally provide that a director is not independent if: (a) the director is, or in the past three years has been, an employee of Rosetta or any of its subsidiaries; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of Rosetta or any of its subsidiaries; (c) the director or a member of the director’s immediate family has received more than $60,000 per year in direct compensation from Rosetta or any of its subsidiaries other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, or has worked for such firm in any capacity on Rosetta’s audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Rosetta executive officer serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, Rosetta or any of its subsidiaries in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or two percent of the consolidated gross revenues of the company receiving the payment.

The Board of Directors, applying the standards referenced above, affirmatively determined that three of its members, constituting a majority of the Board, are independent for Board membership purposes. The Board of Directors also determined that all members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are independent.

Independent Directors. At various times in 2005 our non management independent directors met outside of the presence of management directors and other members of our management, both with the independent auditors and then without anyone else present.

Executive Sessions. Beginning in 2006, we established a procedure by which our non-management directors will meet at least quarterly in executive session, outside of the presence of management directors or other members of management, both with the independent auditors and then without anyone else present.

Board Composition. The Nominating and Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. Nominees for directorship will be selected by the Committee in accordance with the policies and principles in its charter. The Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, age, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct our affairs and business. We have not established term limits as we do not wish to risk losing the contribution of directors who will be able to develop, over a period of time, increasing insight into our business and operations.

The Committee identifies candidates by asking our current directors and executive officers to notify the Committee if they become aware of individuals who meet the criteria described above. The Committee has the sole authority to engage firms that specialize in identifying director candidates, although we have not heretofore engaged such a firm. The Committee will also consider candidates recommended by stockholders. After the Committee has identified a potential candidate, it collects and reviews available information regarding the individual, and if the Committee determines that the candidate warrants further consideration, the Committee Chair or another Committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to the Board, the Committee will request information from the candidate, review the individual’s qualifications, engage a third part to conduct a background investigation, and conduct one or more interviews with the candidate. When the Committee has completed this process, it tenders its recommendation to the full Board for consideration.

Responsibility of Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall prepare and recommend to the Board for adoption appropriate corporate governance principles and practices. Each year, this Committee shall:

•	Review the advisability or need for any changes in the number and composition of the Board;

•	Review the advisability or need for any changes in the number, charters, titles of, or composition of the committees of the Board;

•	Recommend to the Board the composition of each committee of the Board and the individual director to serve as chairperson of each committee;

•	Require each chairman of each committee to report to the Board about the committee’s annual evaluation of its performance and evaluation of its charter;

•	Receive comments from all directors and report to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

•	Develop, review and reassess the adequacy of the Company’s corporate governance principles and practices and recommend any proposed changes to the Board for its approval;

•	Make a report to the Board on succession planning and work with the Board to evaluate potential successors to the Chief Executive Officers; and

•	Evaluate the performance of the Nominating and Corporate Governance Committee and make a report to the full Board.

Board’s Interaction With Stockholders. Our Chief Executive Officer and other corporate officers are responsible for establishing effective communications with our stockholders. It is our policy that management speaks for Rosetta. This policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings. Stockholders may submit communications to directors by writing to our corporate secretary at our executive offices set forth in this proxy statement.

Business Conduct and Ethics. Our code of business conduct and ethics requires all of our directors, officers and employees to adhere to certain basic principles to uphold our mission to maximize value creation through excellence and innovative leadership. Our code requires them to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve company assets. Our guiding values are honesty, integrity and quality in all that we do. We do not presently believe that there would be any occasion requiring any changes in or waivers under the code, but in the event of exceptional circumstances in which such a change or waiver becomes necessary, it would require Board approval and, where appropriate, prompt public disclosure. Our code includes specific compliance procedures and a mechanism for reporting violations to a supervisor, our manager of our internal audit department, or to our chief counsel. We have established an “ethics hotline” for employees to use and a procedure for maintaining secrecy of names with respect to an employee reporting a violation of our code of business conduct and ethics. You can access our code of business conduct and ethics on our website at www.rosettaresources.com.

VOTING SECURITIES

Only holders of record of common stock of the Company, par value $0.001 per share, at the close of business on April 27, 2006, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes on filed proxies and ballots are counted as present for establishing a quorum. On the record date for the annual meeting, there were issued and outstanding 50,650,350 shares of common stock. Each share of common stock is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulation sets forth as of March 1, 2006 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
First Pacific Advisors, Inc. 11400 West Olympic Blvd., Suite 1200 Los Angeles, California 90064	8,320,400	(1)	16.4%
Capital Research and Management Company 5300 Robin Hood Rd. Norfolk, Virginia 23513-2407	4,500,000	(2)	8.9%
Caisse De Depot Et Placement Du Quebec 1000 Place Jean-Paul-Riopelle Montreal, Quebec Canada H2Z 2B3	3,125,000		6.2%
Deephaven Capital Management, LLC 390 Greenwich Street, Suite 5 New York, New York 10013-2375	2,772,100	(3)	5.5%
U.S. Trust Excelsior Value and Restructuring Fund 499 Washington Blvd., 7th Floor Jersey City, New Jersey 07310-1995	2,750,000		5.4%
Wellington Management Company, LLP 200 State Street Boston, Massachusetts 02109-2605	2,543,600	(4)	5.0%

(1)	First Pacific Advisors, Inc. may be deemed to share voting and dispositive control over the shares of common stock owned by AR Inc. Master Trust (102,900 shares), Detroit Diesel Empl. Pension (70,900 shares), Goldman Sachs GMS Funds LLC (550,700 shares), Lannan Foundation (174,800 shares), Masters Select Fund (177,100 shares), Pennsylvania Public School Employee Retirement Fund (1,204,100 shares), Rensselaer Polytechnic Institute (74,500 shares), Southern Farm Bureau Life Insurance (1,000,800 shares), FPA Capital Fund, Inc. (4,387,600 shares) and General Electric Pension Trust (577,000 shares).
(2)	Capital Research and Management Company may be deemed to share voting and dispositive control over the shares of common stock owned by the American Funds Insurance Series, Asset Allocation Fund (2,520,000 shares) and the American Funds Insurance Series, Growth Fund (1,980,000 shares).
(3)	Deephaven Capital Management, LLC may be deemed to share voting and dispositive control over the shares of common stock owned by Deephaven Distressed Opportunities Trading LTD. (1,350,000 shares), Deephaven Event Trading LTD. (1,350,000 shares), and MA Deep Event, Ltd. (72,100 shares).

(4)	Wellington Management Company, LLP may be deemed to share voting and dispositive control over the shares of common stock owned by Bay Pond Investors (Bermuda) L.P. (11,800 shares), Bay Pond Partners, L.P. (199,000 shares), Placer Creek Investors Bermuda L.P. (120,700 shares), Placer Creek Partners, L.P. (165,600 shares), Quissett Investors Bermuda L.P. (106,600 shares), Quissett Partners, L.P. (20,700 shares), Raytheon Company Combined DB/DC Master Trust (127,800 shares), Spendrift Investors Bermuda L.P. (1,068,100 shares), Spendrift Partners, L.P. (680,800 shares), and Trident Selections (42,500 shares).

PROPOSAL I

ELECTION OF DIRECTORS

As of the date of this proxy statement, the Company’s Board of Directors consists of four directors, three of whom are independent. After the date of this proxy statement, the Company’s Board of Directors intends to expand the size of the Board by one member and to elect G. Louis Graziadio, III. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until successors are elected. You are being asked to elect five members to our Board of Directors.

Directors are elected by plurality vote of the shares present at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. The proxyholders will vote in favor of the five persons listed below unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the five persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the slate of four persons who will be voted upon at the annual meeting prior to the annual meeting.

The Board of Directors expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxyholders will vote for a nominee or nominees who would be designated by the Board of Directors unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Company Nominees for Director

B. A. (Bill) Berilgen, age 58, has served as Chairman of the Board, President and Chief Executive Officer of Rosetta Resources Inc. since its formation in June 2005. Prior to joining Rosetta, Mr. Berilgen served as Executive Vice President of Calpine Corporation and as President—Calpine Power Fuels Company from January 2003 to June 2005. Previously he served as Senior Vice President—Natural Gas of Calpine Corporation from October 1999 to January 2003. Additionally, since October 1999, Mr. Berilgen served as Executive Vice President of Rosetta Resources Operating LP (formerly known as Calpine Natural Gas L.P.), then a subsidiary of Calpine and the operator of Calpine’s domestic oil and natural gas business. On December 20, 2005, Calpine Corporation and certain subsidiaries filed for bankruptcy protection in the Southern District of New York. Mr. Berilgen was President and Chief Executive Officer of Sheridan Energy, a publicly traded oil and gas company from 1997 to 1999, when Sheridan was acquired by Calpine. Mr. Berilgen previously worked as Vice President of Operations for Forest Oil and has also held positions with Aminoil, ANR Production Company and Mobil during his 35-year career in exploration and production. He holds a Bachelors degree in Petroleum Engineering and a Masters degree in Industrial Engineering, both from the University of Oklahoma.

Richard W. Beckler, age 65, has served as Director of Rosetta Resources Inc. since July 2005. Since 2003, Mr. Beckler has served as a partner in the global litigation group of the law firm of Howrey, Simon, Arnold & White. From 1979 to 2003, he served as a partner for the law firm of Fulbright & Jaworski, and at the end of his tenure was a partner heading the litigation group in Washington, D.C. Mr. Beckler also served as a section chief in the Criminal Fraud Section of the U.S. Department of Justice, and as an assistant district attorney in the Manhattan District Attorney’s office.

Donald D. Patteson, Jr., age 61, has served as Director of Rosetta Resources Inc. since July 2005. Mr. Patteson is the founder and Chief Executive Officer of Sovereign Business Forms, Inc. a consolidator in the wholesale manufacturing of custom business forms and related products segment of the printing industry. Prior to founding Sovereign in August 1996, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. Mr. Patteson also previously served as President and Chief Executive Officer of WBC Holdings, Inc., President and Chief Executive Officer of Temple Marine Drilling, Inc./R.C. Chapman Drilling Co., Inc., President, Chief Executive Officer and Director of Temple Drilling. Mr. Patteson also worked with Atwood Oceanics, Houston Offshore International, Western Oceanic and Arthur Andersen’s management consulting practice earlier in his career.

D. Henry Houston, age 66, has served as Director of Rosetta Resources Inc. since July 2005. Since 2002, Mr. Houston has been Executive Vice President, Chief Operating Officer, and Chief Financial Officer of Remote Knowledge, Inc., a publicly owned development stage company offering monitoring and communication services to link owners with remote assets (e.g., oil and gas production facilities). From 1995 to 2002, he served as Executive Vice President and Chief Financial Officer of T.D. Rowe Amusements, a private company operating approximately 25,000 vending and amusement devices. Mr. Houston also previously worked as an oil and gas consultant and served as President of KP Explorations, Inc., Chairman of the Board of Magee Poole Drilling, President of Black Hawk Oil Company, Chief Financial Officer of C&K Petroleum, and Vice President, Chief Financial Officer, and Director Southdown Inc. Earlier in his career, he worked with Price Waterhouse and with Detsco, Inc. Mr. Houston serves on the Board of Directors of Remote Knowledge, Inc.

G. Louis Graziadio, III, age 55, is a nominee for election as a director of Rosetta Resources Inc. at the 2006 shareholders meeting. Mr. Graziadio is President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held California company involved in a wide range of investments and business ventures including, since 1983, investments in oil and gas. He is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of work and hunting gloves, rainwear, rain boots, industrial apparel, pet products, and ad specialty merchandise. Mr. Graziadio is also currently a director of True Religion Apparel, Inc. and of Acacia Research Corporation. From 1984 through 2000, Mr. Graziadio served as a director of Imperial Bancorp, parent company of Imperial Bank, a Los Angeles-based commercial bank acquired by Comerica Bank in January, 2001. Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies. Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and IPOs.

Stockholder Recommended Directors

Currently, Rosetta’s Nominating and Corporate Governance Committee does not have a policy to consider nominees for director. The Committee intends to consider this policy for 2006 and future years.

The Board of Directors unanimously recommends a vote FOR the election of each of the Board’s nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Compensation of Directors

Effective after the 2006 shareholders meeting, we will pay each of our non-employee directors an annual retainer of $35,000. In addition, the chairperson of the Audit Committee is paid an annual retainer of $15,000, the chairperson of the Compensation Committee is paid an annual retainer of $10,000, and the chairperson of the Nominating & Corporate Governance Committee is paid an annual retainer of $5,000. Non-employee directors are paid an attendance fee of $1,500 for each Board meeting attended in person, an attendance fee of $1,000 for each committee meeting attended in person (except for attendance at meetings of the Audit Committee, for which the director is paid $1,250), and an attendance fee of $1,000 for each Board or committee meeting attended telephonically. We will reimburse all directors for reasonable expenses incurred while attending Board and committee meetings.

Any non-employee director may elect to receive a grant of shares of our common stock in lieu of the annual retainer fees as a Board member and chairperson. The number of shares is determined by dividing the fee amount by the fair market value (the average of the high and low trading price) of our common stock on the day that said fees are to be paid, which will generally be within ten business days after the annual shareholders meeting.

Upon joining our Board in July 2005, Messrs. Patteson, Beckler and Houston, as non-employee directors, each received fully vested options to purchase 10,000 shares of our common stock for a ten-year term at an exercise price of $16, which was the price of our common stock on the date of grant. Also, Messrs. Patteson, Beckler and Houston each received a grant of 1,800 shares of restricted stock, with vesting to occur in three installments: 25% one year after the date of grant, an additional 25% two years after grant and the remaining 50% three years after the date of grant.

Subsequent to each shareholders meeting at which a director is elected or reelected, beginning with the shareholders meeting in June 2006, he/she will receive an additional grant of (i) a fully vested option to purchase 5,000 shares of our common stock for a ten-year term at the fair market value on the date of the shareholders meeting, and (ii) a grant of 3,500 shares of restricted stock, with vesting to occur in three installments: 25% one year after the date of grant, an additional 25% two years after grant and the remaining 50% three years after the date of grant.

Mr. Berilgen receives no separate compensation for service on our Board of Directors, nor will any other of our officers who serve as directors in the future receive separate compensation.

Compensation Committee Interlocks and Insider Participation

At December 31, 2005, the members of the Compensation Committee were Messrs. Beckler, Patteson, and Houston. No member of the Compensation Committee was an officer or employee of Rosetta at any time during 2005.

During 2005, no executive officer or employee of Rosetta served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Rosetta.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following tabulation sets forth, as of April 27, 2006, the shares of common stock beneficially owned by each nominee director, each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all nominee directors and named executive officers as a group.

	Common Stock Beneficially Owned(1)
Name	Number of Shares		Percent of Class
Director
B.A. Berilgen	125,000	(2)	*
Richard W. Beckler	12,800	(3)	*
D. Henry Houston	13,300	(3)	*
Donald D. Patteson, Jr.	12,800	(3)	*
G. Louis Graziadio	—		—

Named Executive Officers (excluding any director named above)
Michael J. Rosinski	37,700	(4)	*
Charles F. Chambers	38,000	(5)	*
Michael H. Hickey	24,562	(6)	*
Edward E. Seeman	38,000	(7)	*
All directors and named executive officers as a group (9 persons)	302,162		*

*	Less than one percent.
(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power.
(2)	Represents (i) 20,000 regular restricted shares of common stock, which will vest 25% on the first anniversary of the date of grant, 25% on the second anniversary of the grant, and the remaining 50% on the third anniversary of the grant, provided the executive is continuously employed by Rosetta or an affiliate until such dates, (ii) 80,000 unrestricted shares of common stock, and (iii) 25,000 shares of common stock underlying fully vested options.
(3)	Represents (i) 10,000 shares of common stock underlying fully vested options; (ii) 1,800 restricted shares of common stock, which will vest 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and the remaining 50% on the third anniversary of the date of grant; and (iii) in the case of Messrs. Beckler and Patteson, 1,000 shares of common stock requested in lieu of cash compensation for Board service; and in the case of Mr. Houston, 1,500 shares of common stock requested in lieu of cash compensation for Board service.
(4)	Represents (i) 6,000 regular restricted shares of common stock (ii) 24,000 unrestricted shares of common stock, and (iii) 7,700 shares of common stock underlying fully vested options.
(5)	Represents (i) 6,000 regular restricted shares of common stock (ii) 24,000 unrestricted shares of common stock, and (iii) 8,000 shares of common stock underlying fully vested options.
(6)	Represents (i) 6,000 regular restricted shares of common stock (ii) 12,000 unrestricted shares of common stock, and (iii) 6,562 shares of common stock underlying fully vested options.
(7)	Represents (i) 6,000 regular restricted shares of common stock (ii) 24,000 unrestricted shares of common stock, and (iii) 8,000 shares of common stock underlying fully vested options.

Executive Officers who are not Directors

Michael J. Rosinski, age 61, has served as Executive Vice President, Chief Financial Officer, and Treasurer of Rosetta Resources Inc. since July 2005. Prior to joining Rosetta, Mr. Rosinski served as Executive Vice President and Chief Financial Officer of Rosetta Resources Operating LP (formerly known as Calpine Natural Gas L.P.). Prior to that Mr. Rosinski served as Chief Financial Officer of Power Medical Products from July 2004 through May 2005, and was Senior Vice President and Chief Operating Officer of Municipal Energy Resources Corporation from 1997 to 2004. Previously, he held positions as Senior Vice President and Chief Financial Officer of Santa Fe Energy, and held a number of positions at Tenneco. Mr. Rosinski holds a Masters degree in Business Administration from Tulane University and a Bachelors degree in Mechanical Engineering from Georgia Tech. He has over 35 years of experience in energy financing, financial management and controls, planning and investor relations in energy and related industries.

Charles F. Chambers, age 55, has served as Executive Vice President, Corporate Development of Rosetta Resources Inc. since June 2005. Prior to joining Rosetta and since February 2005, Mr. Chambers served as Vice President of Business Development and Land for Rosetta Resources Operating LP (formerly known as Calpine Natural Gas L.P.). Prior to that in March 2002, he founded Buena Vista Oil & Gas for the purpose of acquiring domestic oil and gas assets, and he served as its President. Mr. Chambers served as Vice President, Business Development for Rosetta Resources Operating LP from October 1999 until March 2002. Mr. Chambers served as Vice President, Corporate Development of Sheridan Energy from 1997 until 1999 when Sheridan was acquired by Calpine. Prior to these assignments, Mr. Chambers was land manager at C&K Petroleum Inc. and later founded Chambers Oil & Gas, Inc., an independent operator active in the Texas-Louisiana Gulf Coast. Mr. Chambers has 32 years of experience in the oil and gas industry.

Michael H. Hickey, age 51, has served as Vice President and General Counsel of Rosetta Resources Inc. since August 2005. Mr. Hickey has previous experience in the role as general counsel having served as Vice President Law and Secretary of Technip Offshore Inc., from April 2004 through July 2005. He is knowledgeable concerning Rosetta’s oil and natural gas business, having been promoted to Vice President and Managing Counsel for Calpine’s North American E&P and midstream group, where he contributed to the growth of these oil and natural gas assets from September 2000 to March 2004. He served as Vice President, General Counsel and Secretary of Kosa B.V. from December 1998 until August 2000. He holds a Bachelors of Arts degree and J.D. both from the University of Tennessee and has been a practicing lawyer for 26 years.

Edward E. Seeman, age 58, has served as Vice President, Northern Division of Rosetta Resources Inc. since July 2005. Prior to joining Rosetta, Mr. Seeman served as Director, Reservoir Engineering since April 2001 for Rosetta Resources Operating LP (formerly known as Calpine Natural Gas L.P.). Previously, he held a number of positions with Forest Oil Corporation beginning in 1974. He holds a Bachelors degree in Petroleum Engineering from the University of Oklahoma and has over 31 years of reservoir engineering experience in the oil and gas industry.

EXECUTIVE COMPENSATION

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this proxy statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To the Stockholders of

Rosetta Resources Inc.:

The purpose of the Compensation Committee is to assist the Board of Directors of the Company in discharging its responsibilities relating to compensation of the Company’s executive officers and the members of the Board. The Compensation Committee has overall responsibility for approval, evaluation and oversight of all compensation plans, policies and programs of the Company. In addition, it is the responsibility of the Compensation Committee to produce a committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K. The Board of Directors has delegated to the Compensation Committee authority to determine and approve the bonus, equity-based compensation and other benefits applicable to executive officers of the Company. The Compensation Committee held one meeting during 2005.

Executive Compensation

Historical Compensation

Calpine paid compensation of certain of our officers as employees of Calpine, including our Chief Executive Officer, Mr. Berilgen, during the first half of 2005, 2004 and 2003, prior to the closing of our private placement of equity in July 2005. We have entered into an agreement with a private employer organization to provide payroll services and employee benefits coverage. Compensation information regarding our named executive officers for fiscal year 2005 is provided below.

2005 Long-Term Incentive Plan

We adopted our 2005 Long-Term Incentive Plan in July 2005, and reserved 3,000,000 shares for issuance under the Plan. As of April 27, 2006, we had issued 636,400 shares of restricted stock and 847,500 stock options from the Long-Term Incentive Plan to employees and service providers (totals are net after cancellation of grants due to termination of service).

Employment Agreements and Other Arrangements

We have entered into employment agreements with our top five executives effective July 2005. The agreements are substantially similar in form, with differences in base salary, performance bonus targets and equity grants (detailed in the table below), termination provisions and contract term.

Each contract provides for an initial term beginning on its effective date and continuing through the contract term, although it may be terminated earlier under certain circumstances. At the end of the initial term, each agreement will be automatically extended for an additional year, and thereafter automatically extended for an additional year, unless we or the executive gives written notice to the other six months before the end of the initial term or any subsequent additional term. Mr. Berilgen’s initial term is three years. Messrs. Rosinski’s, and Chambers’ initial terms are both two years. Messrs Hickey’s and Seeman’s initial term is one year.

Each executive has been granted an award of regular restricted shares of our common stock, which will vest 25% on the first anniversary of the date of grant, 25% on the second anniversary of the grant, and the remaining 50% on the third anniversary of the grant, provided that the executive is continuously employed by Rosetta or an affiliate until such date. Additionally, each executive has been granted an award of bonus restricted shares of our common stock, which vested in full on the day following the date on which our initial registration statement became effective under the Securities Act. Also, each executive has been granted a non-qualified option to purchase shares of our common stock, which will become exercisable 25% on the date of grant, 25% on the first anniversary of the date of grant, 25% on the second anniversary of the grant, and the remaining 25% on the third anniversary of the grant.

Each agreement provides that, if the executive’s employment is terminated by us without cause, by the executive for good reason, or for our failure to renew the employment agreement, he will remain on the payroll and continue to draw his regular salary for a period of time, and we will pay him a lump sum amount equal to a certain multiple of his annual target bonus. Also, the executive’s equity-based awards will become immediately exercisable in full. For Mr. Berilgen, he would continue to draw his regular salary for three years and would receive a lump sum payment of three times his target bonus. For each of Messrs. Rosinski, Chambers, Hickey, and Seeman, each would continue to draw his regular salary for one year and would receive a lump sum payment of his target bonus.

Each agreement provides that if, subsequent to certain corporate changes (as defined in the agreement), the executive’s employment is terminated within two years of the corporate change for any reason other than death, inability to perform, or for cause, or for failure to renew the employment agreement, or is terminated by the executive for good reason, he will receive a lump-sum payment equal to a multiple of the sum of his annual salary and annual target bonus. Also, the executive will be entitled to reimbursement for certain health insurance benefits for a period of time, and all of his equity-based awards will become immediately vested. Mr. Berilgen would receive a lump sum payment equal to three times the sum of (a) his regular salary, plus (b) his target bonus amount. Additionally, he would receive reimbursement for the cost of COBRA (or other similar) health insurance coverage, less the amount charged at the time of termination to other employees, for a period of three years. Messrs. Rosinski, Chambers, Hickey and Seeman each would receive a lump sum payment equal to two times the sum of (a) his regular salary, plus (b) his target bonus amount. Additionally, each would receive reimbursements for the cost of COBRA (or other similar) health insurance coverage, less the amount charged at the time of termination to other employees, for one year.

Under the employment agreement, if benefits to which the executive becomes entitled are considered “excess parachute payments” under Section 280G of the Tax Code, then he will be entitled to an additional “gross-up” payment from us in an amount such that, after payment by the executive of all taxes, including any excise tax imposed upon the gross-up payment, he retains an amount equal to the excise tax imposed upon the payment.

Each executive is also entitled to all of the employee benefits, fringe benefits and perquisites we provide to other employees.

Summary

The members of the Compensation Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are rewarded commensurately. The Compensation Committee believes that compensation levels during 2005 adequately reflect the compensation goals and policies of the Company.

April 28, 2006

Compensation Committee

Donald D. Patteson, Jr. Chair

Richard W. Beckler

D. Henry Houston

The following “Summary Compensation Table,” “Option Grants in 2005” table, “Aggregated Option Exercises in 2005 and 12/31/05 Option Values” table, and “Long Term Incentive Plan Grants in 2005” table are attachments to this Report of the Compensation Committee on Executive Compensation.

The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each of the four most-highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the “named executive officers”) from the period beginning July 1, 2005 and ending December 31, 2005. Calpine Corporation paid all the compensation of certain of our named executive officers as employees of Calpine during 2003, 2004, and the first six months of 2005. Rosetta has not included this information in the table below because prior compensation is not reflective of the executive’s current compensation as a Rosetta executive.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation (1)			Long Term Compensation (1)			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Shares Underlying Stock Options (2)	Shares of Restricted Stock (3)	Performance Unit Payouts
B.A. Berilgen President and Chief Executive Officer	2005	195,564	—	—	100,000	100,000	—	976

Michael J. Rosinski Executive Vice President and Chief Financial Officer	2005	112,372	—	—	30,800	30,000	—	1,819

Charles F. Chambers Executive Vice President, Corporate Development	2005	97,709	—	—	32,000	30,000	—	390

Michael H. Hickey Vice President and General Counsel	2005	88,938	—	—	26,250	18,000	—	—

Edward E. Seeman Vice President – Northern Division	2005	87,941	—	—	32,000	30,000	—	—

(1)	Represents compensation of the named executive officers of the Company for the period beginning July 1, 2005 and ending December 31, 2005.
(2)	Options represent the right to purchase shares of common stock at a fixed price per share equal to fair market value on the date of grant, which will become exercisable 25% on the date of grant, 25% on the first anniversary of the date of grant, 25% on the second anniversary of the grant, and the remaining 25% on the third anniversary of the grant. The vesting of the options will accelerate in the event of a change in control of the Company. Vesting of these options is not contingent on performance criteria.
(3)	Consists of restricted shares of the Company’s common stock issued pursuant to the 2005 Long-Term Incentive Plan. Vesting of these restricted shares at the end of the three-year restricted period ending 2008 is dependent upon the continued employment of the restricted stockholder with the Company. In addition, the lapse of restrictions on restricted shares will accelerate in the event of a change in control of the Company. The grantee has the right to receive dividends or distributions on the shares of restricted stock, although such dividends or distributions are subject to the same restrictions as the shares of restricted stock.

The following table sets forth certain information with respect to options to purchase common stock granted during the year ended December 31, 2005 to each of the named executive officers.

Option Grants in 2005

	Individual Grants
	Number of Shares Underlying Options Granted (1)	% of Total Options Granted to Employees in 2005	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%($)	10%($)
B.A. Berilgen	100,000	14.20%	$16.00	7/7/15	1,680,000	1,760,000
Michael J. Rosinski	30,800	4.40%	$16.00	7/7/15	517,440	542,080
Charles F. Chambers	32,000	4.50%	$16.00	7/7/15	537,600	563,200
Michael H. Hickey	26,250	3.70%	$16.00	7/7/15	441,000	462,000
Edward E. Seeman	32,000	4.50%	$16.00	7/7/15	537,600	563,200

(1)	Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table, which will become exercisable 25% on the date of grant, 25% on the first anniversary of the date of grant, 25% on the second anniversary of the grant, and the remaining 25% on the third anniversary of the grant.

The following table sets forth certain information with respect to the exercise of options to purchase common stock during the year ended December 31, 2005, and the unexercised options held at December 31, 2005 and the value thereof, by each of the named executive officers.

Aggregated Option Exercises in 2005

and 12/31/05 Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (number of shares)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
B.A. Berilgen	—	—	25,000	75,000	50,000	150,000
Michael J. Rosinski	—	—	7,700	23,100	15,400	46,200
Charles F. Chambers	—	—	8,000	24,000	16,000	48,000
Michael H. Hickey	—	—	6,562	19,688	13,124	39,376
Edward E. Seeman	—	—	8,000	24,000	16,000	48,000

The following table sets forth certain information with respect to shares of restricted common stock of the Company granted during the year ended December 31, 2005 to each of the named executive officers.

Long Term Incentive Plan Grants in 2005

	Number of Restricted Shares Granted	% of Total Restricted Shares Granted to Employees in 2005	Performance Period	Estimated Payout at Maturity
Name				Threshold Payout	Target Payout	Maximum Payout
B.A. Berilgen	80,000 20,000	17%		$1,280,000 320,000	$1,280,000 320,000	$1,280,000 320,000
Michael J. Rosinski	24,000 6,000	5%		384,000 96,000	384,000 96,000	384,000 96,000
Charles F. Chambers	24,000 6,000	5%		384,000 96,000	384,000 96,000	384,000 96,000
Michael H. Hickey	12,000 6,000	3%		192,000 96,000	192,000 96,000	192,000 96,000
Edward E. Seeman	24,000 6,000	5%		384,000 96,000	384,000 96,000	384,000 96,000

Description of 2005 Long-Term Incentive Plan

The Company has established the Rosetta Resources Inc. 2005 Long-Term Incentive Plan and Amendment No. 1 to the Plan (together, the “Plan”). The Board of Directors believes that equity-based incentive compensation plans provide an important means of attracting, retaining and motivating employees, non-employee directors and other service providers. The Plan is intended to promote and advance the interests of Rosetta by providing employees, non-employee directors and other service providers of Rosetta and its affiliates added incentive to continue in the service of Rosetta through a more direct interest in the future success of Rosetta’s operations. The Board of Directors believes that employees, non-employee directors and other service providers who have an investment in Rosetta are more likely to meet and exceed performance goals. The Board of Directors believes that the various equity-based incentive compensation vehicles provided for under the Plan, including stock options, restricted and unrestricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards, are needed to maintain and promote Rosetta’s competitive ability to attract, retain and motivate employees, non-employee directors and other service providers. The following is a summary of the Plan.

Purposes. The Plan allows for the grant of stock options, stock awards, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of Rosetta and its affiliates who are in a position to make a significant contribution to the success of Rosetta and its affiliates. The purposes of the Plan are to attract and retain service providers, further align employee and shareholder interests, and closely link compensation with company performance. The Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of service providers with those of our stockholders.

Administration. The Plan provides for administration by the Compensation Committee or another committee of our Board of Directors (the “Committee”). However, each member of the Committee must (1) meet independence requirements of the exchange on which our common stock is listed (if any), (2) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (3) be an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). With respect to awards granted to non-employee directors, the Committee is the Board of Directors. Among the powers granted to the Committee are (1) the authority to operate, interpret and administer the Plan, (2) determine eligibility for and the amount and nature of awards, (3) establish rules and regulations for the Plan’s operation, accelerate the exercise, vesting or payment of an award if the acceleration is in our best interest, (4) require participants to hold a stated number or percentage of shares acquired pursuant to an award for a stated period of time and (5) establish other terms and conditions of awards made under the Plan. The Committee also has authority with respect to all matters relating to the discharge of its responsibilities and the exercise of its authority under the Plan. The Plan provides for indemnification of Committee members for personal liability incurred related to any action, interpretation or determination made in good faith with respect to the Plan and awards made under the Plan.

Eligibility. Employees, non-employee directors and other service providers of Rosetta and our affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of Rosetta and our affiliates are eligible to participate in the Plan. The Committee determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the Plan’s terms.

Available Shares. The maximum number of shares available for grant under the plan is 3,000,000 shares of common stock plus any shares of common stock that become available under the Plan for any reason other than exercise. The number of shares available for award under the Plan is subject to adjustment for certain corporate changes in accordance with the provisions of the Plan. Shares of common stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of those shares.

The maximum number of shares of common stock available for grant of awards under the Plan to any one participant is (i) 300,000 shares during the fiscal year in which the participant begins work for Rosetta and (ii) 200,000 shares during each fiscal year thereafter.

Stock Options. The Plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to employees of Rosetta and its affiliates. All options will be subject to terms, conditions, restrictions and limitations established by the Committee, as long as they are consistent with the terms of the Plan.

The Committee will determine when an option will vest and become exercisable. No option will be exercisable more than ten years after the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder, five years after the date of grant). Unless otherwise provided in the option award agreement, options terminate within a certain period of time following a participant’s termination of employment or service for any reason other than cause (12 months) or for cause (30 days).

Generally, the exercise price of a stock option granted under the Plan may not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the option is granted in connection with a transaction and complies with special rules under Section 409A of the Code. Incentive stock options must be granted at 100% of fair market value (or, in the case of an incentive stock option granted to a 10 percent shareholder, 110 percent of fair market value).

The exercise price of a stock option may be paid (i) in cash, (ii) in the discretion of the Committee, with previously acquired non-forfeitable, unrestricted shares of common stock that have been held for six months and that have an aggregate fair market value at the time of exercise equal to the total exercise price, or (iii) a combination of those shares and cash. In addition, in the discretion of the Committee, the exercise price may be paid by delivery to us or our designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of common stock with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to Rosetta to pay the exercise price and any required withholding taxes.

Stock Appreciation Rights (SARs). A stock appreciation right entitles the participant to receive an amount in cash and/or shares of Common Stock, as determined by the Committee, equal to the amount by which our common stock appreciates in value after the date of the award. The Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with a transaction and complies with special rules under Section 409A of the Code. No SAR will be exercisable later than ten years after the date of the grant. The Committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability after termination of employment or service.

Stock Awards. Stock awards are shares of common stock awarded to participants that are subject to no restrictions. Stock awards may be issued for cash consideration or for no cash consideration.

Restricted Stock and Restricted Stock Units (RSUs). Restricted stock is shares of common stock that must be returned to us if certain conditions are not satisfied. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and restrictions under applicable securities laws. The Committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other shareholder rights related to the shares of common stock. Upon expiration of the restriction period, the participant is entitled to receive shares of common stock not subject to restriction.

Restricted Stock Units Are Fictional Shares Of Common Stock. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of common stock or an amount of cash equal to the fair market value of one share of common stock as provided in the award agreement. An award of RSUs may include the grant of a tandem cash dividend right or dividend unit right. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of common stock during the period the RSU is outstanding. A dividend unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of common stock (at fair market value) that may be purchased with the cash dividends. Restricted stock unit awards are considered nonqualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.

Performance Awards. A performance award is an award payable in cash or common stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the Committee will determine (i) the amount a participant may earn in the form of cash or shares of common stock or a formula for determining the amount payable to the participant, (ii) the performance criteria and level of achievement versus performance criteria that will determine the amount payable or number of shares of common stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, which may not be shorter than one year, (iv) the timing of any payments to be made, (v) restrictions on the transferability of the award and (vi) other terms and conditions that are not inconsistent with the Plan. The maximum amount that may be paid in cash pursuant to a performance award each fiscal year is $1 million. If an award provides for a performance period longer than one fiscal year, the limit will be multiplied by the number of full fiscal years in the performance period. The performance measure(s) to be used for purposes of performance awards may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of Rosetta in which the participant is employed, and may consist of a combination of certain criteria, including, but not limited to earnings or earnings per share, return on equity, return on assets or net assets, revenues, individual business objectives, stock price among other items.

Performance awards may be designed to comply with the performance-based compensation requirements of Section 162(m) of the Code. Section 162(m) of the Code limits Rosetta’s income tax deduction for compensation paid to our Chief Executive Officer and each of our four other highest paid officers to $1 million each year. There is an exception to the $1 million deduction limitation for performance-based compensation. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be established in writing by the Committee not later than 90 days after the commencement of the performance period, based on one or more, or any combination, of the performance criteria listed above. The Committee may reduce, but not increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a performance award. Prior to payment of compensation under a performance award intended to comply with Section 162(m), the Committee will certify the extent to which the performance goals and other criteria are achieved.

Other Incentive Awards. The Committee may grant other incentive awards under the Plan based upon, payable in or otherwise related to, shares of common stock if the Committee determines that the other incentive awards are consistent with the purposes of the plan. Other incentive awards will be subject to any terms, conditions, restrictions or limitations established by the Committee. Payment of other incentive awards will be made at the times and in the forms, which may be cash, shares of common stock or other property, established by the Committee.

New Plan Benefits. The number of awards that will be received by or allocated to our executive officers, non-employee directors, employees and other service providers under the Plan is undeterminable at this time.

Corporate Change. Unless any agreement provides otherwise, in the event of a participant’s involuntary termination of employment or service other than for death, cause, or inability to perform or a voluntary termination for good reason, within one year after a corporate change of Rosetta (which may include, among others, the dissolution or liquidation of Rosetta, certain reorganizations, mergers or consolidations of Rosetta, the sale of all or substantially all the assets of Rosetta and its affiliates), any time periods, conditions or contingencies relating to exercise or realization of, or lapse of restrictions under, awards will be automatically accelerated or waived so that (1) if no exercise of the award is required, the award may be realized in full at the time of termination, or (2) if exercise of the award is required, the award may be exercised in full beginning at the time of termination. In addition, to the extent surrender or settlement of awards will not result in negative tax consequences to participants, the Committee may, without consent of a participant, (1) require participants to surrender any outstanding options or stock appreciation rights in exchange for an equivalent amount of cash, common stock, securities of another company or any combination thereof equal to the difference between fair market value of the common stock and the exercise or grant price, or (2) require that participants receive payments in settlement of restricted stock, restricted stock units (and related cash dividend rights and dividend unit rights, as applicable), performance awards or other incentive awards in an amount equivalent to the value of those awards.

Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the Plan, withheld from other compensation payable to the participant, or be required to be paid by the participant prior to the making of any payment of cash or common stock under the Plan. Payment of withholding taxes may be made by withholding shares of common stock from any payment of common stock due or by the delivery by the participant to Rosetta of previously acquired shares of common stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes. No payment will be made and no shares of common stock will be issued pursuant to any award made under the Plan until the applicable tax withholding obligations have been satisfied.

Transferability. No award of incentive stock options or restricted stock during its restricted period may be sold, transferred, pledged, exchanged, or disposed of, except by will or the laws of descent and distribution. If provided in the award agreement, other awards may be transferred by a participant to a permitted transferee.

Amendment. The Board of Directors may suspend, terminate, amend or modify the plan, but may not without the approval of the holders of a majority of the shares of our common stock make any alteration or amendment that operates (1) to increase the total number of shares of common stock that may be issued under the Plan (other than adjustments in connection with certain corporate reorganizations and other events), (2) to change the designation or class of persons eligible to receive awards under the Plan or (3) to effect any change for which shareholder approval is required by or necessary to comply with applicable law or the listing requirements of The NASDAQ National Market or any other exchange or association on which the common stock is then listed or quoted. Upon termination of the plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment or modification of the plan will adversely affect in any material way any award previously granted under the Plan, without the consent of the participant.

Effectiveness. The Plan became effective in July 2005. Unless terminated earlier, the Plan will terminate on the day before the tenth anniversary of the effective date.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2005, the following equity securities were authorized for issuance under the Company’s existing compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Securities	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	1,344,450	$16.28	1,655,550
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,344,450	$16.28	1,655,550

Stock Performance Graph

We are not providing a comparative graph showing the cumulative return on our common tock because our common stock was not publicly traded during fiscal year 2005. Our common stock commenced trading on the NASDAQ National Market on February 13, 2006. As of April 27, 2006, the closing price for our common stock was $19.76.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Upon becoming a public reporting company on February 10, 2006, all Section 16(a) filing requirements were complied with, except for certain late filed Forms 3. All Forms 3 were filed by February 22, 2006. Rosetta was not subject to Section 16(a) during any part of 2005.

CERTAIN TRANSACTIONS

We have entered into employment agreements with each of our executive officers. See “Report of Compensation Committee on Executive Compensation – Employment Agreements and Other Arrangements” for a detailed description of those agreements. Additionally, we have entered into indemnification agreements with the members of our Board of Directors.

In July 2005, we acquired the domestic oil and natural gas business from Calpine Corporation. At the time of the closing of the transaction, Rosetta was a wholly-owned indirect subsidiary of Calpine. Upon closing of the transaction, Calpine no longer owned any of Rosetta common stock or other security. After closing the transaction, Calpine was not an affiliate of Rosetta.

In connection with the transaction with Calpine, Rosetta entered into certain contracts necessary to complete the transaction. Under a purchase and sale agreement, Rosetta completed the acquisition of the subsidiaries which held the domestic oil and natural gas properties. Rosetta currently has indemnification obligations and rights under the purchase and sale agreement. Rosetta entered into a gas purchase contract with an affiliate of Calpine under which Rosetta sells a substantial amount of its California natural gas production through 2009. Under the gas purchase contract, Rosetta has the right to sell to third parties if Calpine breaches its obligation to fund a daily margin account. Rosetta also entered into a gas marketing agreement under which an affiliate of Calpine provides gas marketing services for Rosetta’s sale of natural gas. Additionally, Rosetta entered into several contracts under which all obligations have been performed or the performance is immaterial to Rosetta’s business and operations.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of

Rosetta Resources Inc.:

The primary purpose of the Audit Committee of the Company’s Board of Directors is to assist the Board of Directors in fulfilling its responsibilities for monitoring (i) the integrity of the quarterly and annual financial and accounting information to be provided to the stockholders and the SEC; (ii) the system of internal controls that management has established; (iii) the Company’s independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit functions and its independent auditor; and (v) the Company’s compliance with legal and regulatory requirements governing the preparation and reporting of financial information. The Audit Committee’s function is more fully described in its charter, which the Audit Committee and the Board of Directors adopted effective on August 1, 2005. A copy of the charter is available on the Company’s website at www.rosettaresources.com under the “Corporate Governance” section and is also available in print to any shareholder who requests it. The Audit Committee held three meetings during 2005, including regular meetings and special meetings addressing earnings releases and related matters.

Messrs. Beckler, Patteson, and Houston serve on our Audit Committee, all of whom are “independent” under the listing standards of The NASDAQ National Market and Securities and Exchange Commission rules. Mr. Houston, chairman of the Audit Committee, is an “Audit Committee financial expert,” as defined under the rules of the SEC.

Review and Discussion

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with PricewaterhouseCoopers LLP (“PWC”), the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). Additionally, PWC has provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the committee discussed the auditors’ independence with management and the auditors.

Based on the Audit Committee’s discussions with management and the independent auditors, and its review of the representations of management and the report of PWC to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

Fees Paid to PricewaterhouseCoopers LLP for Fiscal Years 2005 and 2004

	2005		%	2004	%
Audit Fees	$3.9MM	(1)	100%	—	—
Audit Related Fees	—		—	—	—
Tax	—		—	—	—
Other	—		—	—	—

(1)	The audit fees were for professional services rendered in connection with the audits of our 2002, 2003, 2004 combined financial statements (predecessor) included in our Rule 144A Registration Statement on Form S-1 and the combined financial statements for the six months ended June 30, 2005 (predecessor) and consolidated financial statements as of and for the six months ended December 31, 2005 (successor) included in our Annual Report on Form 10-K. The audit fees also include fees related to the issuance of consents and assistance with review of various documents filed with the SEC and our private placement in July 2005. Approximately, $1.0 million of these fees were paid out of the proceeds from the closing of the Calpine transaction and wired to Calpine to pay for audit activity prior to closing of the purchase of the Calpine domestic oil and natural gas properties by Rosetta.

PWC did not provide us any financial information systems design or implementation services during 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services by an independent auditor prior to the receipt of such services. Any pre-approval of non-audit services by the Audit Committee Chair shall be reported to the Audit Committee at its next scheduled meeting.

All fees for 2005 set forth in the table above were pre-approved by the Audit Committee Chair or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

Engagement

We have selected PWC as Rosetta’s independent public accountants for the year ending December 31, 2006. PWC has audited Rosetta’s financial statements and our predecessor’s financial statements since 2002. Representatives of PWC are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

April 28, 2006

Audit Committee

D. Henry Houston Chair

Donald D. Patteson, Jr.

Richard W. Beckler

OTHER BUSINESS

Management does not intend to bring any other business before the meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholder proposals intended to be brought before the annual meeting of stockholders as an agenda item or to be included in the Company’s proxy statement relating to the 2006 annual meeting of stockholders, which is currently scheduled to be held on June 14, 2007, must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than January 5, 2007.

The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers, agents or employees of the Company, who will receive no additional compensation therefor. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

ADDITIONAL INFORMATION

Annual Report

The annual report to stockholders for the year ended December 31, 2005 is being mailed to all stockholders entitled to vote at the meeting. The annual report to stockholders does not form any part of the proxy soliciting materials. Copies of the Rosetta’s annual report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, are available without charge to stockholders through the Investor Relations section of our website at www.rosettaresources.com or upon request to Michael J. Rosinski, Chief Financial Officer and Secretary, Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, Texas 77002.

Number of Proxy Statements and Annual Reports

Only one copy of this proxy statement and the annual report accompanying this proxy statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate proxy statements and annual reports. These additional copies will be supplied at no additional cost to the requesting stockholder.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By order of the Board of Directors of

ROSETTA RESOURCES INC.

Michael J. Rosinski

Executive Vice President, Chief Financial Officer,

Secretary, and Treasurer

Houston, Texas

May 5, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER

ROSETTA RESOURCES INC.

This Audit Committee Charter adopted by the Board shall be effective August 1, 2005 and may be amended from time to time at the discretion of the Board.

Purpose

The Audit Committee (“the Committee”) is established to assist the Board of Directors (the “Board”) of Rosetta Resources Inc. (“the Company”), in fulfilling its responsibilities for monitoring (i) the integrity of the quarterly and annual financial and accounting information to be provided to the stockholders and the Securities and Exchange Commission (“SEC”); (ii) the system of internal controls that management has established; (iii) the Company’s independent auditor‘s qualifications and independence, (iv) the performance of the Company‘s internal audit functions and its independent auditor; and (v) the Company‘s compliance with legal and regulatory requirements governing the preparation and reporting of financial information.

Committee Membership

The Committee will be comprised of three or more directors, as determined by the Board, each of whom will be independent in accordance with applicable law, including SEC and NASDAQ National Market (“NASDAQ”) rules. All of the members of the Committee will be able to read and understand financial statements at the time of their appointments and at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board will elect one of the members of the Committee to be the Committee Chair. It is understood that the Board has complete discretion in electing and removing members of the Committee.

Meetings

The Committee will meet at least four times annually in conjunction with the completion of the Company’s quarterly and annual financial statements and as many additional times as the Committee deems necessary. Meetings may be held either in person or telephonically. Content of the agenda for each meeting should be submitted and approved by the Committee Chair prior to the meeting. The Committee may meet in separate executive sessions with the chief financial officer and independent auditor at other times when considered appropriate.

Attendance and Quorum Requirements

Committee members will be expected to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent auditor be present at Committee meetings. A quorum for conducting a Committee meeting shall exist with the presence of at least 66 2/3% of the elected members in attendance either in person or telephonically.

Voting

Business matters and requests presented to the Committee for consideration shall be deemed approved with the consent of at least 66 2/3% of members present. Matters failing to achieve 66 2/3% consent shall be considered declined by the Committee.

Authority

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee shall determine the permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The independent auditor shall report directly to the Committee.

The Committee shall have the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. All employees shall be directed to cooperate with respect thereto as requested by members of the Committee. The Committee shall have the authority, to the extent it deems necessary or appropriate to the performance of its duties, to engage and determine funding for, independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and to any advisors employed by the Committee. The Committee may also delegate authority to one or more designated members of the Committee, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting.

Specific Duties

In carrying out its oversight responsibilities, the Committee will:

Review of Documents and Reports

1.	At the completion of the annual audit, review with management and the independent auditor the following:

-	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to stockholders on Form 10-K including: (i) the selection and disclosure of all critical accounting policies and practices used; (ii) any management certifications related thereto; and (iii) any certification, report, opinion or review rendered by the independent auditor.

-	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

-	Significant developments in accounting guidelines, policies and procedures including any changes in generally accepted accounting principles which may impact the Company’s accounting policies or financial results.

-	Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent auditor concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

2.	After preparation by management and review by the independent auditor, approve the report required under SEC rules to be included in the Company’s annual proxy statement. The Audit Committee Charter is to be published as an appendix to the proxy statement every three years.

3.	Review with the Company’s management and the independent auditor prior to filing the Company’s interim financial information, earnings press release and the financial information contained in the Company’s quarterly reports on Form 10-Q, including: (i) the selection, application and disclosure of the critical accounting policies and practices used; and (ii) any management certifications related thereto. The Committee Chair may represent the Committee for purposes of review.

4.	Review with the Company’s management and the independent auditor all significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditor their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

5.	Review any reports submitted by the independent auditor, including a report, if prepared, relating to: (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Review disclosures made by the Chief Executive Officer and Chief Financial Officer of the Company during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

7.	Generally, as part of the review of the annual financial statements, receive an oral report(s), at least annually, from legal counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

Control Processes

8.	Review with the Company’s management and the independent auditor the Company’s accounting and financial reporting controls. Obtain annually in writing from the independent auditor their letter as to the adequacy of such controls.

9.	Require that the independent auditor will advise management and the Committee, through its Chair, of any matters identified through the procedures followed for interim quarterly financial statements that may adversely affect the quality or the acceptability of the quarterly financial reports. This notification as required under standards for communication with Audit Committees regarding the effect on quality of significant events, transactions, and changes in accounting estimates, is to be made prior to the related press release or, if not practicable, prior to filing Form 10-Q with the SEC.

10.	Meet with management and the independent auditor to discuss any relevant significant recommendations that the independent auditor may have, particularly those characterized as “material” or “serious”. Typically, such recommendations will be presented by the independent auditor in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditor and receive follow-up reports on action taken concerning the aforementioned recommendations.

11.	Discuss with the independent auditor the quality of the Company’s financial and accounting personnel. Also elicit the comments of management regarding the responsiveness of the independent auditor to the Company’s needs.

Internal Audit

12.	Review with the Company’s management the annual internal audit plan; any significant findings during the year and management’s responses thereto; and the effectiveness and adequacy of the internal audit function.

13.	Review with the Company’s management and the independent auditor significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditor and whether there have been any disagreements with management which if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

External Audit

The Committee will:

14.	Pre-approve in accordance with applicable law (including SEC and NASDAQ rules) all audit and permissible non-audit services provided to the Company by the independent auditor. The Committee may delegate this responsibility to one or more members of the Committee.

15.	Review the scope and general extent of the independent auditor’s annual audit. The Committee’s review should include an explanation from the independent auditor of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

16.	At least annually, obtain and review a report by the independent auditor describing: (i) the independent auditor’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accounting firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (to assess the independent auditor’s independence).

17.	Inquire as to the independence of the independent auditor and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships and services between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.

18.	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

19.	Review any reports submitted to the Committee by the independent auditor.

Compliance

20.	As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

21.	Review with management and the independent auditor the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

22.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters in compliance with applicable law, including SEC rules.

23.	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standard of conduct, as required by the Code of Business Conduct and Ethics adopted by the Board and any other policies of the Company governing the integrity and conduct of management which the Board determines should be overseen by the Committee. This Code of Business Conduct and Ethics will be applicable to all directors, officers and employees and shall be made publicly available in accordance with SEC and NASDAQ rules.

Other Responsibilities

24.	Make reports and recommendations to the Board on matters within the scope of the Committee’s functions.

25.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable SEC and NASDAQ audit committee requirements.

26.	Should the Company receive an audit opinion that contains a going concern qualification, the Committee will assure that the Company makes a timely public announcement through the public news media disclosing the receipt of such qualification and provides the text of the public announcement to the appropriate NASDAQ department in accordance with NASDAQ rules.

27.	Review and approve, where appropriate, all related-party transaction as are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

28.	Engage independent counsel and other advisors, as the Committee deems necessary or appropriate to carry out its duties, with funding provided by the Company.

29.	Perform other activities related to this charter as requested by the Board.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are responsibilities of management and the independent auditor.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

ROSETTA RESOURCES INC.

This Compensation Committee Charter adopted by the Board shall be effective August 1, 2005 and may be amended from time to time at the discretion of the Board.

Purpose

The Compensation Committee will assist the Board of Directors of Rosetta Resources Inc. (the “Company”) in discharging its responsibilities relating to compensation of the Company’s executive officers and the members of the Board. The Compensation Committee has overall responsibility for approval, evaluation and oversight of all compensation plans, policies and programs of the Company.

The Compensation Committee is also responsible for producing an annual Compensation Committee Report, discussed below, on executive compensation for inclusion in the Company’s proxy statement.

Committee Membership

The Compensation Committee shall consist of no fewer than three members, all of whom shall meet the independence requirements of the NASDAQ National Market rules and other applicable law. The Board shall appoint the members of the Compensation Committee. The Board shall also have the power to replace any of the members of the Compensation Committee.

Committee Authority and Responsibilities

1.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant who may assist in the evaluation of senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external human resources, legal, accounting or other advisors.

2.	The Compensation Committee shall annually review and make recommendations to the Board with respect to general compensation policies of the Company with respect to all officers and other key executives and directors.

3.	The Compensation Committee shall annually review and approve, for the senior executives of the Company, (a) the annual base salary level, (b) the award of stock options, (c) awards under other incentive compensation plans and equity-based plans, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

4.	The Compensation Committee shall annually review and approve the corporate goals and objectives relevant to the compensation of the senior executives, shall evaluate the senior executives’ performance in light of these goals and objectives, and shall recommend to the Board the compensation levels based on this evaluation.

5.	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

6.	The Compensation Committee shall make regular reports to the Board.

B-1

7.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

Compensation Committee Report

The Compensation Committee shall prepare a Compensation Committee Report (the “Report”) to be included in the Company’s proxy statement for its annual stockholders meeting. The Report shall contain the disclosure required by Schedule 14A under the Securities Exchange Act of 1934, as amended, and such other disclosure as may be required by law. At a minimum, the Report shall contain the following:

1.	Disclosure of the Compensation Committee’s compensation policies applicable to the senior executives, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported for the last completed fiscal year.

2.	Discussion of the Compensation Committee’s bases for the Company’s compensation reported for the last completed fiscal year, including the factors and criteria upon which the Chief Executive Officer’s compensation was based. The Committee shall include a specific discussion of the relationship of the Company’s performance to the Chief Executive Officer’s compensation for the last completed fiscal year, describing each measure of the Company’s performance, whether qualitative or quantitative, on which the Chief Executive Officer’s compensation was based.

The required disclosure shall be made over the name of each member of the Committee. If the Board modified or rejected in any material way any action or recommendation by the Committee with respect to such decisions in the last completed fiscal year, the disclosure must so indicate and explain the reasons for the Board’s actions, and be made over the names of all members of the Board.

B-2

APPENDIX C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

ROSETTA RESOURCES INC.

The Board of Directors (the “Board”) of Rosetta Resources Inc., a Delaware corporation (the “Corporation”) has established the Nominating and Corporate Governance Committee (the “Committee”) of the Board.

Purpose

The purposes of the Committee are:

1.	To assist the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or recommend that the Board select, the director nominees for election at the annual meeting of shareholders or for appointment to fill vacancies;

2.	To recommend to the Board director nominees for each committee of the Board and to advise the Board about the appropriate composition of the Board and its committees;

3.	To develop and recommend to the Board all new corporate governance principles and practices for the Corporation and to assist the Board in implementing the Corporation’s existing and any new principles and practices, as well as conducting a regular review of such principles and practices and recommend to the Board any additions, amendments or other changes thereto;

4.	To lead the Board in its annual review of the performance of the Board, its committees and senior management; and

5.	To perform such other functions as the Board may assign to the Committee from time to time.

Composition

The Committee shall consist of at least three members. Each member of the Committee shall be a member of the Board. One of the members shall serve as the chairman of the Committee (the “Chairman”). Each member of the Committee shall satisfy the independence requirements of the rules of The NASDAQ Stock Market applicable to domestic listed companies.

The Board shall appoint the members of the Committee. The Chairperson shall be designated by the Board or, if no such designation is made, shall be selected by the affirmative vote of the majority of the Committee. The Board may remove or replace the Chairman and any other member of the Committee at any time.

Authority and Responsibilities

The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. The Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions.

1.	The Committee shall prepare and recommend to the Board for adoption appropriate corporate governance principles and practices, including modifications, from time to time.

2.	The Committee shall actively seek individuals qualified to become Board members, consistent with criteria approved by the Board, for recommendation to the Board.

3.	The Committee shall determine whether or not each director and each prospective director of the Corporation is an independent, disinterested, or a non-employee director under the standards applicable to the committees on which such director is serving or may serve. The Committee may survey any or all of the directors and prospective directors to determine any matter or circumstance that would cause the person not to qualify as an independent, disinterested, or non-employee director under applicable standards. The Committee shall report to the Board the existence of any such matter or circumstance.

C-1

4.	Each year, the Committee shall:

•	review the advisability or need for any changes in the number and composition of the Board;

•	review the advisability or need for any changes in the number, charters or titles of committees of the Board;

•	recommend to the Board the composition of each committee of the Board and the individual director to serve as chairman of each committee;

•	require the chairman of each committee to report to the Board about the committee’s annual evaluation of its performance and evaluation of its charter;

•	receive comments from all directors and report to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

•	evaluate the performance of the Corporation’s senior management with respect to corporate governance matters and make a report to the Board regarding the evaluation;

•	develop, review and reassess the adequacy of the Corporation’s corporate governance principles and practices and recommend any proposed changes to the Board for its approval;

•	make a report to the Board on succession planning and work with the Board to evaluate potential successors to the Chief Executive Officer; and

•	evaluate the performance of the Committee and make a report to the Board regarding the evaluation.

5.	The Committee shall have the sole authority to retain, amend the engagement with, and terminate any search firm to be used to identify director candidates. The Committee shall have sole authority to approve the search firm’s fees and other retention terms and shall have authority to cause the Corporation to pay the fees and expenses of the search firm. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause the Corporation to pay the fees and expenses of such outside advisors.

6.	The Committee shall oversee the evaluation of the Board.

Procedures

1.	Meetings. The Committee shall meet at the call of the Chairman, two or more members of the Committee, or the Chairman of the Board. Meetings may, at the discretion of the Committee, include members of the Corporation’s management, independent consultants, and such other persons as the Committee or the Chairman may determine. The Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Corporation’s Certificate of Incorporation and Bylaws. The Committee shall hold not fewer than two meetings in each year, and may hold such number of meetings as it shall deem necessary and appropriate to fulfill its duties and functions.

2.	Quorum and Approval. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

3.	Rules. The Committee may determine additional rules and procedures, including designation of a chairman pro tempore in the absence of the Chairman, at any meeting thereof.

4.	Reports. The Committee shall make regular reports to the Board, directly or through the Chairman.

5.	Review of Charter. Each year the Committee shall review the need for changes in this Charter and recommend any proposed changes to the Board for approval.

6.	Fees. Each member of the Committee shall be paid the fee set by the Board for his or her services as a member of, or Chairman of, the Committee.

C-2

APPENDIX D

ROSETTA RESOURCES INC.

CODE OF BUSINESS CONDUCT AND ETHICS

1.0	Introduction

In accordance with its Mission and Values, Rosetta Resources Inc. is committed to conduct its business in compliance with all applicable laws and regulations and in accordance with the highest ethical standards of conduct. Among Rosetta Resources Inc.’s guiding values are honesty, integrity and quality in all that we do. This Code of Business Conduct and Ethics (the “Code”) containing these standards of conduct has been provided to our employees, officers and directors in order to assist them in meeting our legal and ethical obligations.

The Code sets forth standards of conduct for all employees, officers and directors of Rosetta Resources Inc. and each of its wholly-owned or majority-owned subsidiaries, or joint ventures for which Rosetta Resources Inc. has management responsibility (such entities being individually and collectively referred to as the “Company” in the Code), including all full and part-time employees and certain persons that provide services on our behalf, such as agents, representatives and consultants. Throughout the Code, the term “Company” is used to refer to the enterprise as a whole, to each person within it, and to any person who represents the Company.

The quick test for ethics is as follows:

•	Is the action legal?

•	Does it comply with our Values?

•	If you do it, will you feel bad?

•	How will it look in the newspaper?

•	If you know it is wrong, don’t do it!

•	If you are not sure, ask!

•	Keep asking until you get an answer!

The Code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic standards of conduct to guide all employees, officers and directors of the Company. All of our employees, officers and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. If a law conflicts with a policy in the Code, the employee, officer or director must comply with the law; however, if a local custom or policy conflicts with the Code, the employee, officer or director must comply with the Code. If any aspect of the Code is unclear, or there are questions or dilemmas that are not addressed, the employee or officer should ask his or her supervisor as to how to handle the situation. Because the Code discusses both legal and ethical responsibilities, non-compliance with certain aspects of the Code could result not only in disciplinary action, but may also subject the individual offender and the Company to civil and/or criminal liability.

If any employee, officer or director is in, or aware of, a situation which may violate or lead to a violation of the Code, then that employee, officer or director should follow the reporting guidelines described in Sections 14 and 15 of this Code.

2.0	Compliance with Laws, Rules and Regulations

Obeying the law, both in letter and in spirit, is the foundation of the Company’s ethical standards. All employees, officers and directors are expected to respect and comply with local, state and/or federal laws and requirements as a condition for continued employment or service. Although not all employees, officers and directors are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers, the Legal Department or other appropriate personnel. Ignorance is no defense. We must ask and keep on asking until receiving an answer. All employees, officers and directors are expected to meet the highest standards of professional conduct in their dealings with, or on behalf of, the Company and its stakeholders and vendors. The Company does not tolerate unethical financial or business practices by employees, officers or directors even when they do not violate fraudulent or unfair business practices laws.

3.0	Conflicts of Interest

The Company expects that each employee, officer and director will use good judgment, high ethical standards and honesty in all business dealings. Observing these principles should prevent any conflict of interest. A “conflict of interest” exists when a person’s private interest has the potential of interfering in any way with making decisions that are in the interests of the Company. A conflict situation can arise when an employee, officer or director has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest of this nature arise when an employee, officer or director or members of his or her family receives improper personal benefits as a result of his or her position in the Company. For example, loans to, services provided to, or guarantees of obligations of, employees, officers or directors and/or their family members create conflicts of interest. It is a conflict of interest for an employee, officer or director to work simultaneously for a competitor, customer or supplier of the Company. The best policy is to avoid any direct or indirect personal or business connection with the Company’s customers, suppliers or competitors, except on the Company’s behalf. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult the Company’s Legal Department. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of your supervisor, manager, Manager Internal Audit and Corporate Compliance, the Legal Department or if you do not feel comfortable approaching anyone, please note that the Company has an anonymous Ethics Line as specified in Section 15 of the Code.

4.0	Corporate Opportunities

Employees, officers and directors are prohibited from taking advantage personally of opportunities discovered through the use of corporate property, information or position. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when opportunities arise. No employee, officer or director may use corporate property, information or position for improper personal gain, and no employee, officer or director may compete with the Company directly or indirectly. If one believes that there is an exception, due to advantages to the Company, then management or the Board of Directors must be fully informed and determine that any undertaking is consistent with the Company’s business objectives.

5.0	Environment, Health and Safety

The Company is committed to providing a safe and healthy work environment and to conducting our business in a safe and environmentally protective manner. All employees, officers and directors are expected to perform their duties consistent with site specific safety and environmental guidelines and all applicable laws, rules and regulations. All employees, officers and directors are expected to obey all local, state, provincial and federal laws and regulations. Please refer to the Company’s EH&S Mission Statement, Policy, Process and Guidelines in this regard. All employees are expected to bring to management’s attention any practices or conditions that are inconsistent with these objectives. To the extent management does not satisfactorily address and resolve a matter, an employee may confidentially submit, for independent review, information that inappropriate practices are occurring and/or unsafe conditions are being tolerated.

6.0	Insider Trading

Employees, officers and directors who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except to conduct Company business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. The Legal Department will develop and publish the Company’s Insider Trading Policy and Procedures, which will be made available upon request from the Company’s Legal Department.

7.0	Competition and Fair Dealing

The Company makes commercial decisions based on its best interests. These decisions are made independently of, and free from, any understandings or agreements with any competitors and in full compliance with all applicable antitrust laws and regulations. All employees, officers and directors must avoid any conduct that violates, or which might appear to violate, antitrust laws, which include any express agreement, implicit or tacit understanding, or consultation with competitors regarding fixing prices, terms of sale, division of markets, agreements not to compete, allocations of customers, boycotts or any other activity that restrains competition among sellers and purchasers. Antitrust laws are designed to promote consumer welfare through competition and to protect competition by prohibiting conspiracies in restraint of trade. Before negotiating with competitors, consult with the Legal Department. Do not discuss competitors’ or Company’s prices or other proprietary terms and conditions of business, except as in furtherance of lawful purposes as previously approved by the Legal Department and included in a signed confidentiality agreement. Do not discuss divisions of markets. Do not discuss Company’s intentions to competitively bid or not to bid upon a particular transaction or job and comply with Company’s confidentiality obligations in this regard. All employees, officers and directors must promptly refer to the Legal Department any inquiries or investigations on antitrust matters affecting the Company.

The Company seeks to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee, officer and director should endeavor to respect the rights of and deal fairly with the Company’s purchasers, suppliers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other intentional unfair-dealing practice.

The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage over purchasers, suppliers, competitors or employees. No gift or entertainment should ever be directly or indirectly offered, given, provided or accepted by any employee, officer or director, any family member of an employee, officer or director or any agent (acting in its capacity as such). Additionally, nor should any gift or entertainment be accepted from any customer, supplier or competitor of the Company, unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot reasonably be construed as a bribe or payoff, and (5) does not violate any laws or regulations. Please discuss any gifts or proposed gifts which you are not certain are appropriate with your supervisor or the Legal Department.

8.0	Discrimination and Harassment

The diversity of the Company’s employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial, ethnic or gender characteristics and unwelcome sexual advances.

9.0	Record-Keeping

The Company requires accurate recording and reporting of information in order to make responsible business decisions. For example, only the actual number of hours worked should be reported. Many employees and officers regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense may be legitimately charged to the Company, ask your supervisor. All of the Company’s books, records, accounts and financial statements must appropriately reflect the Company’s transactions and must conform to applicable legal requirements, to generally accepted accounting principles, and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation, and reviewed by outside audit and counsel, in accordance with generally accepted accounting principles. Periodic and other reports (financial and otherwise) to foreign, federal, state and local government agencies and the Company’s stockholders must present a full, fair, accurate, timely and understandable disclosure of the Company's financial and business activities.

Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Some general guidelines in this regard are as follows:

Before writing anything ask:

•	Why am I writing this?

•	Does my job require me to write this?

•	Would I feel comfortable if my boss read it?

•	Can it be read in different ways?

•	How would I feel reading it on a witness stand?

A good document is:

•	Short;

•	Objective;

•	Clear;

•	Factual; and

•	Limited to your expertise, experience and knowledge;

and is not one that is written to:

•	Prove the author’s self worth by justifying his or her experience to superiors (trying to appear knowledgeable);

•	Deflect or place blame on someone or something else; and/or

•	Achieve or further a personal objective or initiative.

With regard to e-mails specifically:

•	Don’t assume your e-mail communications are private;

•	Regard your e-mails as a form of correspondence, not of conversation; and

•	Use the “light of day” test for all e-mails you write. If you would be embarrassed to have your e-mail messages read in public or presented to a jury – don’t write it.

Communications with legal counsel:

If a lawsuit or legal ramifications seem likely:

•	Talk to counsel before writing;

•	Talk to counsel before investigating on your own;

•	When you write, say that you are seeking legal advice from your counsel; and

•	Don’t discuss counsel’s advice with others.

Records should always be retained and destroyed in strict accordance with the Company’s record retention and destruction policies and procedures to be published upon development and implementation. If and when a hold is issued as to all or any portion of the Company’s records, the records shall not be destroyed unless and until such hold is removed by the Legal Department.

10.0 Confidentiality	and Protection of Company Assets

Most losses of proprietary information occur through carelessness or negligence of Company employees. People talk more than they should with:

•	Other employees who don’t have a need to know;

•	Family and friends;

•	Visits/inspections by outsiders; and/or

•	Trade shows/trade association meetings.

Employees, officers and directors must maintain the confidentiality of sensitive information entrusted to them by the Company, its customers, partners or business associates, except when disclosure is authorized by a supervisor or required by laws or regulations. Sensitive information has monetary value. Employees, officers and directors must take reasonable measures to keep the Company’s confidential and proprietary information secret and limit access to those with a need to know. Confidential information is labeled as such, and includes all non-public information that might be of use to competitors, or which might be harmful to the Company or its customers, partners or business associates if disclosed. It includes, for example, trade secrets, processes, formulas, data, know-how, improvements, techniques, business forecasts, plans and strategies, and information concerning customers and vendors, information that suppliers and customers have entrusted to us or that the Company has obligated itself to maintain in confidence. The obligation to preserve confidential information continues even after employment ends.

Employees, officers and directors are obligated to protect the Company’s assets, including its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties. All employees are required to sign a “Confidentiality and Assignment of Work Related Intellectual Property Agreement”.

11.0 Proper	Use of Company Assets

All employees, officers and directors should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct adverse impact on the Company’s performance. All Company assets should be used only for legitimate business purposes. Any suspected incident of fraud, theft, embezzlement or other wrongdoing should be immediately reported by an employee to his or her immediate supervisor, or if the employee is uncomfortable reporting to his or her supervisor, then to the Company’s Internal Audit Department for investigation. Investigations of suspected dishonest and fraudulent activity will always be conducted in strictly confidential procedures. Company charge accounts, credit cards, bank accounts and other resources are strictly limited to Company use; personal charges on Company accounts are prohibited, though nominal personal charges that occur in connection with, and are incidental to, a legitimate business purpose may be permitted if they are promptly reported and reimbursed in accordance with Company policy. Company equipment should not be used for non-Company business, though incidental personal use and properly authorized use of Company cars may be permitted.

12.0 Political	Involvement

Individuals are encouraged to make personal political contributions as guided by their personal convictions. On the other hand, corporate contributions to political candidates are generally prohibited by corporate policy and many laws. The Company’s policy is to comply with all applicable laws or regulations governing corporate political contributions. Political donations for any candidate for federal office may not be made on behalf of the Company by any employee, officer or director. Additionally, laws and regulations may impose lobbying restrictions on communicating with public officials on behalf of the Company. Even in jurisdictions where corporate political contributions and/or lobbying are legal, an employee, officer or director is not authorized to make any contribution on behalf of the Company unless it has been reviewed and approved by the Legal Department.

Neither the Company nor any employee, officer or director may make a political contribution to a foreign entity on behalf of the Company. The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. No Company funds or assets can be used to give gifts to, or make expenditures on behalf of public officials. Consult your supervisor if you have any questions.

13.0 Waivers	of this Code of Business Conduct and Ethics

Changes in or waivers of the Code may be made only by the Board of Directors of the Company or, in the case of any change in or waiver of the Code for the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions (“Principal Officers”), only by the independent directors on the Board of Directors of the Company. All changes in or waivers of the Code for Principal Officers will be promptly disclosed as required by law or stock exchange regulations.

14.0 Reporting	any Illegal or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. Employees, officers and directors are required to report any violations of laws, rules, regulations or the Code in accordance with Sections 14 and 15. It is the policy of the Company not to allow retaliation or retribution for reports of misconduct by others made in good faith by employees. “Good faith” does not mean that you have to be right – but it does mean that you believe that you are providing truthful information. Employees, officers and directors are expected to cooperate in internal investigations of misconduct.

15.0 Compliance	Procedures

We must all work to ensure prompt and consistent action against violations of the Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with and the alternatives you have. Use your judgment and common sense.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

•	Seek help from Company resources. Any questions concerning the application or interpretation of this Code or the policies referenced herein should be directed to the Legal Department. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it with the head of the Company’s Internal Audit Department by calling Robert Krzeszkiewicz, Manager, Internal Audit and Corporate Compliance at (713) 335-4173. If you prefer to write, address your concerns to: Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, Texas 77002, Attention: Robert Krzeszkiewicz, Manager, Internal Audit and Corporate Compliance. If you do not feel comfortable reporting wrongdoing to anyone at the Company, you may call the EthicsLine at 1-877-888-0002. The EthicsLine is an independent toll free hotline service which is operational 24 hours a day, 365 days a year.

•	You can report ethical violations in confidence and without fear of retribution. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation or retribution of any kind against employees for good faith reports of ethical violations.

•	Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

•	Compliance Organization Structure Chart. For your ready reference, this chart is attached as Annex I.

•	Compliance Program. In coordination, the Vice President and General Counsel, the Manager, Internal Audit and Corporate Compliance and Manager, Environmental, Health and Safety and EH&S Compliance will implement and maintain a comprehensive compliance program, which educates employees, directors and officers of the laws and regulations applicable to the Company, coordinates its various compliance activities and protects our corporate reputation. This compliance program will also include as a component, audits and questionnaires, to measure its effectiveness and prioritize training and the Company’s responsive measures. Compliance with this Code makes good business sense.

This Code sets forth guidelines which all employees, officers and directors are required to follow and any failure to comply with this Code may result in the termination of employment or service. However, nothing in this Code shall be construed to create a contractual right to employment where none previously existed or shall in any way alter the at-will nature of an employee’s employment. The Code is not exclusive. The Board of Directors has also approved and may from time-to-time in the future approve other guidelines and policies related to the Company and its business practices which all employees, directors and officers are required to follow.

The Board of Directors, in discharging its governance responsibilities, reserves the right to amend, alter or terminate this Code or its guidelines and policies at any time for any reason.

Annex I to Code of Business Conduct and Ethics

Compliance Organization Structure Chart

ENVIRONMENTAL, HEALTH & SAFETY MISSION STATEMENT

Rosetta Resources is committed to protecting human health and the environment. We will operate our business in a manner that consciously safeguards our employees, contractors, visitors and communities in which we do business. In striving for responsible environmental, health & safety (EH&S) stewardship, Rosetta Resources pledges to:

•	Promote EH&S awareness that fosters a caring, ownership-driven culture among employees, contractors and vendors.

•	Diligently develop, construct and operate our facilities in an environmentally responsible manner that promotes pollution prevention and places the highest priority on health and safety.

•	Operate facilities that meet or exceed all applicable federal, state and local EH&S rules, regulations, ordinances and statutes, as well as recognized industry guidelines and standards where regulations do not exist.

•	Regularly measure, evaluate and improve our EH&S performance.

•	Anticipate, recognize and evaluate health and safety risk factors associated with our business and implement appropriate measures to eliminate, control or minimize such risks.

B.A. Berilgen, Chairman, President and Chief Executive Officer	John Rosata, Manager Environmental, Health & Safety and EH&S Compliance

EH&S POLICY

Rosetta Resources considers the proactive management of safety and health risks and protecting the environment to be a key element of our personal and company integrity, ethical behavior, corporate social responsibility, and long-term business success. Our assurance of a safe and healthy workplace is a common goal shared by the Company, our directors, officers, managers and employees, and it is simply the right thing to do. We will always strive to operate in a manner that consciously safeguards our employees, contractors, visitors and the communities in which we do business.

In order to protect people and property and maintain public trust Rosetta Resources’ policy is to conduct its business daily in keeping with its EH&S Mission Statement.

In Conformance With This Policy,

The Company Will:

•	Maintain high expectations for safety and health performance.

•	Promote an awareness of our corporate safety culture to foster attitudes of caring and ownership among management, employees, contractors and vendors.

•	Provide a foundation of best management practices, systems, standards, guidelines, tools, staff and other resources to support proactive safety efforts by managers and employees.

•	Benchmark with other industry leaders, openly sharing our innovations in best safety practices and seeking to implement recognized industry practices developed by others.

•	Conduct periodic reviews to measure progress and ensure conformance with this policy.

Managers, Environment, Health & Safety and EH&S Compliance Will:

•	Assure compliance with all applicable environmental health and safety laws and regulations.

•	Routinely lead by example to encourage safe behavior by all persons both on and off the job.

•	Assure the presence of systems, procedures and practices in conformance with corporate policy, standards and guidelines, so as to undertake to improve our management practices.

•	Respond quickly, safely and effectively to incidents, near misses and other emergencies or accidents and implement prudent corrective action in a timely manner.

•	Regularly evaluate and improve our EH&S performance.

Employees Will:

•	Recognize, understand and accept their own personal responsibility to incorporate safe behavior into daily business activities so as to protect themselves and each other.

•	Consistently comply with all established environmental, health and safety policies, procedures, practices, laws, rules and regulations.

•	Actively participate in the prevention of injuries and occupational illnesses by helping to identify, and eliminate or actively manage risks in all work activities.

Together we will make Rosetta Resources a safe and healthy place to work and a responsible corporate citizen of the communities in which we operate.

B.A. Berilgen, Chairman, President and Chief Executive Officer

[Proxy Card]

ROSETTA RESOURCES INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of Annual Meeting of Stockholders to be held on June 14, 2006, and a Proxy Statement furnished by the Board of Directors of Rosetta Resources Inc. (the “Company”) for the Meeting. I appoint B.A. (Bill) Berilgen and Michael J. Rosinski, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting on June 14, 2006 in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

The Company’s Board of Directors recommends a vote FOR proposal 1.

1.	Election of Directors:

FOR ALL NOMINEES WITH	FOR ALL NOMINEES WITH	WITHHOLD AUTHORITY
NO EXCEPTIONS ☐	EXCEPTIONS NOTED ☐	FOR ALL NOMINEES ☐

B.A. Berilgen, Richard W. Beckler, Donald D. Patteson, Jr., D. Henry Houston, G. Louis Graziadio, III.

(Instruction: To withhold authority to vote for any individual nominee, check the appropriate box above and write that nominee’s name in the space provided below.)

2.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on reverse side)

[Reverse of Proxy Card]

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED “FOR” PROPOSAL 1.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated:	, 2006

Signature(s) of Stockholder(s)

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.